FOR IMMEDIATE RELEASE
       Date:               January 20, 2004
       Contact:   Donald F. Holt, EVP/CFO
       (717) 920-5801, Fax (717) 920-1683


                 COMMUNITY BANKS, INC. CONTINUES EARNINGS TREND

     Harrisburg, PA- Community Banks, Inc. "Community" (Listed on Nasdaq: CMTY), a Harrisburg-based financial services company today reported increased earnings for the full year ended December 31, 2003. Earnings per share presentations have been adjusted for the 20% stock dividend that had been granted in the fourth quarter of 2003 and was effective earlier this month. Earnings per share reached $1.71 and net income increased to $20.4 million for all of 2003, resulting in increases of over 10% in per share earnings and 11% in net income as compared to results for 2002. Reported results in 2002 had included earnings per share of $1.55 and net income of nearly $18.5 million. Performance in 2003 provided a return on average assets of 1.15% and a return on average equity of 15.03% for the period, nearly equal to the 1.17% and 15.46% reported in the earlier year. Quarterly performance for the three months ended December 31, 2003 provided comparisons similar to the annual comparisons. Fourth quarter earnings per share rose 10%, from $0.39 per share in 2002 to $0.43 per share in 2003, while net income increased from $4.6 million to nearly $5.2 million over the same period.

     Financial institutions continue to be affected by the strain of the current low interest rate environment. Interest rate levels have kept interest income on both loans and investments from growing more substantially while deposit rates have been pushed to all time lows. Mixed signals about renewed growth in commercial lending activity continue to persist in that sector, while consumer confidence continues to support retail borrowing activity.

     Despite these challenges, Community continues to see improvements in earnings tied largely to increased loan demand, steadily improving asset quality measures and continuing increases in other forms of income from financial services. The Corporation's expanding array of fee-based services, including title and settlement services for retail mortgages, retail mortgage origination, investment and insurance product sales, and other transaction-based services have eased the pressure on income derived from more traditional lending and deposit activities.

     "We remain focused on building a financial services company that will meet the expanding financial needs of our local commercial and retail customers," said Eddie L. Dunklebarger, President and Chief Executive Officer. "Our performance during 2003, which presented many different challenges, has been an affirmation of our operating philosophy and demonstrates our deep commitment to deliver on our vision for the growth of our franchise."

     Performance for 2003 included double digit growth in loan volume and steady deposit growth, which combined to yield a 5% increase in net interest income, the Corporation's largest source of revenue. Loans grew to nearly $1.1 billion at December 31, 2003, a 19% increase from the balance at the end of 2002, while deposits increased to over $1.2 billion, reflecting nearly a 9% increase over the same period. Total assets of Community Banks, Inc. now stand at nearly $1.9 billion.

     Other revenues were influenced primarily by the growth in fees associated with both acquired businesses and increases in new or existing banking products. Mortgage origination fees expanded due to demand from within the existing banking delivery network and from the activity generated as a result of the midyear acquisition of Erie Financial Group, Ltd., a York, PA-based mortgage originator. Increased title and settlement activity occurred at record levels throughout the year and was also influenced by the flurry of origination activity and the acquisition of ABCO, another York-based company that specializes in real estate title and settlement services. Community also recorded a fourth quarter gain from the sale of a branch as part of its ongoing office reconfiguration effort. These and other factors provided a significant boost to other revenues.

     Aside from increases in revenues, another vital contributor to improved performance was the reduction in the provision for loan losses. Community continues to monitor and manage its credit quality profile within its overall risk management program in order to minimize losses from credit activities. Operating expenses, on the other hand, grew during the period as a result of increased costs of the acquired businesses, expansion of the delivery network and continuing investment in the growth of the Corporation. Community now operates 46 banking offices which are complemented by, and integrated with, its specialty services locations. The Community franchise currently stretches from the Poconos in the northeast portion of Pennsylvania, through the heart of central Pennsylvania and across the Maryland border.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.





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



                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)

                                                                           Three Months Ended                    Year Ended
                                                                               December 31,                     December 31,
                                                                            2003           2002              2003          2002
                                                                         -------------------------        -----------------------
Consolidated summary of operations:

     Interest income                                                     $  23,602      $  23,965         $  94,865      $ 96,700
     Interest expense                                                       10,422         11,233            42,329        46,212
                                                                         ---------      ---------         ---------      --------
       Net interest income                                                  13,180         12,732            52,536        50,488
     Provision for loan losses                                                 600            600             2,500         3,350
                                                                         ---------      ---------         ---------      --------
       Net interest income after provision for loan losses                  12,580         12,132            50,036        47,138
                                                                         ---------      ---------         ---------      --------

     Non-interest income:
     Investment management and trust services                                  384            228             1,326           993
     Service charges on deposit accounts                                     1,442            932             5,128         3,440
     Other service charges, commissions, and fees                              629            616             2,958         2,471
     Investment security gains                                                  78            434             1,927         1,034
     Insurance premium income and commissions                                  745            503             2,822         2,016
     Mortgage banking activities                                               725            425             2,532         1,221
     Other                                                                   1,542            516             3,748         2,800
                                                                         ---------      ---------         ---------      --------
       Total non-interest income                                             5,545          3,654            20,441        13,975
                                                                         ---------      ---------         ---------      --------

     Non-interest expenses:
     Salaries and employee benefits                                          6,598          5,668            25,397        21,636
     Net occupancy                                                           1,836          1,718             7,200         6,051
     Other                                                                   3,528          2,901            13,121        11,613
                                                                         ---------      ---------         ---------      --------
       Total non-interest expenses                                          11,962         10,287            45,718        39,300
                                                                         ---------      ---------         ---------      --------
       Income before income taxes                                            6,163          5,499            24,759        21,813
     Income taxes                                                              987            863             4,359         3,367
                                                                         ---------     ----------         ---------      --------

       Net income                                                        $   5,176      $   4,636         $  20,400     $  18,446
                                                                         =========      =========         =========      ========

     Net loan charge-offs                                                $     862      $   1,026      $      1,665      $  3,139
     Net interest margin (FTE)                                                3.41%          3.65%             3.50%         3.78%
     Efficiency ratio                                                        62.41%         59.09%            60.47%        56.81%
     Return on average assets                                                 1.13%          1.13%             1.15%         1.17%
     Return on average stockholders' equity                                  14.75%         14.46%            15.03%        15.46%
     Return on average realized equity 2]                                    15.26%         15.14%            15.81%        15.62%

Consolidated per share data: 1]

     Basic earnings per share                                            $     .45      $      .40        $    1.76      $   1.59
                                                                         =========      ==========        =========      ========

     Diluted earnings per share                                          $     .43      $      .39        $    1.71     $    1.55
                                                                         =========      ==========        =========      ========

     Book value at end of period                                         $   12.31      $    11.20        $   12.31      $  11.20
                                                                         =========      ==========        =========      ========

     Realized book value at end of period 2]                             $   11.75      $    10.63        $   11.75      $  10.63
                                                                         =========      ==========        =========      ========

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


                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)


Consolidated balance sheet data:

                                                                    Three Months Ended                        Year Ended
                                                                        December 31,                         December 31,
                                                                   2003            2002                  2003             2002
                                                                ---------------------------           --------------------------
Average total loans                                             $1,067,506      $  906,574            $  997,190       $  886,808
Average earning assets                                           1,720,843       1,540,815             1,680,204        1,487,296
Average assets                                                   1,823,184       1,633,859             1,780,171        1,580,046
Average deposits                                                 1,214,382       1,120,128             1,177,356        1,091,748
Average stockholders' equity                                       139,226         127,226               135,773          119,352
Average diluted shares outstanding 1]                           12,022,000      11,816,000            11,902,000       11,896,000


                                                                December 31,   December 31,              12/31/03 vs.12/31/02
                                                                   2003            2002                       % Change
                                                               -------------  --------------            ----------------------

Assets                                                          $1,860,130      $1,679,898                       10.7
Total loans                                                      1,078,611         904,568                       19.2
Deposits                                                         1,230,685       1,132,913                        8.6
Stockholders' equity 2]                                            136,810         122,624                       11.6
Accumulated other comprehensive income                               6,596           6,538                        0.9
Diluted shares outstanding 1]                                   12,063,000      11,817,000                        2.1


Non-accrual loans                                               $    8,073      $    9,393                      (14.1)
Foreclosed real estate                                               4,865           1,183                       311.2
                                                                ----------      ----------                       -----
     Total non-performing assets                                    12,938          10,576                       22.3
Accruing loans 90 days past due                                         90             961                      (90.6)
                                                                ----------      ----------                       -----

     Total risk elements                                        $   13,028      $   11,537                       12.9
                                                                ==========      ==========                       =====

Allowance for loan losses                                       $   13,178      $   12,343                        6.8

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                     1.22%           1.36%                      (10.3)
Allowance for loan losses to non-accrual loans                        163%            131%                       24.4
Non-accrual loans to total loans
     outstanding                                                      .75%           1.04%                      (27.9)
Non-performing assets to total assets                                 .70%            .63%                       11.1


1] Per share data reflects the stock split payable in the form of a 20% stock dividend declared in November, 2003.
2] Excluding accumulated other comprehensive income.




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